Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements and related prospectuses:

(1)	Kerr-McGee Performance Share Plan Kerr-McGee Corporation Executive Deferred Compensation Plan	Form S-8	File No. 333-66436
(2)	Oryx Energy Company 1997 Long Term Incentive Plan Oryx Energy Company Executive Variable Incentive Plan Oryx Energy Company Equity and Deferred Compensation Plan for Non-Employee Directors	Form S-8	File No. 333-66438
(3)	Kerr-McGee Corporation Savings Investment Plan Kerr-McGee Corporation Employee Stock Ownership Plan HS Resources, Inc. Employee Investment 401(k) and Profit Sharing Plan	Form S-8	File No. 333-66440
(4)	Kerr-McGee Corporation Long Term Incentive Program Kerr-McGee Corporation 1998 Long Term Incentive Plan Kerr-McGee Corporation 2000 Long Term Incentive Plan	Form S-8	File No. 333-66442
(5)	Kerr-McGee Corporation 2002 Long Term Incentive Plan	Form S-8	File No. 333-89558
(6)	Oryx Energy Company 1997 Long Term Incentive Plan Oryx Energy Company Executive Variable Incentive Plan Oryx Energy Company Equity and Deferred Compensation Plan for Non-Employee Directors	Form S-8	File No. 333-41008
(7)	Kerr-McGee Corporation 2000 Long Term Incentive Plan	Form S-8	File No. 333-41006
(8)	Kerr-McGee Corporation Executive Deferred Compensation Plan	Form S-8	File No. 333-41000
(9)	Kerr-McGee Corporation 1998 Long Term Incentive Plan	Form S-8	File No. 333-39222
(10)	Kerr-McGee Corporation Performance Share Plan	Form S-8	File No. 333-92865
(11)	Kerr-McGee Corporation Long Term Incentive Program	Form S-8	File No. 333-05999
(12)	Kerr-McGee Corporation Long Term Incentive Program	Form S-8	File No. 33-50949
(13)	Kerr-McGee Corporation Long Term Incentive Program	Form S-8	File No. 33-24274
(14)
Westport Resources Corporation 2000 Stock Incentive Plan
Westport Resources Corporation 2000 Directors’ Stock Option Plan
Westport Resources Corporation 2000 Stock Option Plan
Belco Oil & Gas Corp. 1996 Non-Employee Directors’ Stock Option Plan
Belco Oil & Gas Corp. 1996 Stock Incentive Plan
		Form S-8	File No. 333-116950
(15)	Kerr-McGee Corporation 2005 Long Term Incentive Plan	Form S-8	File No. 333-126857
(16)	Kerr-McGee Corporation	Form S-3	File No. 333-81720
(17)	Kerr-McGee Corporation Kerr-McGee Operating Corporation HS Resources, Inc.	Form S-3	File No. 333-68136
(18)	Kerr-McGee Corporation	Form S-3	File No. 333-115935

of our reports dated March 14, 2006, with respect to the consolidated financial statements and schedule of Kerr-McGee Corporation, Kerr-McGee Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Kerr-McGee Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

                                                                                                         /s/ ERNST & YOUNG LLP

   Oklahoma City, Oklahoma
   March 14, 2006